NEWS RELEASE

The Andersons, Inc. Reports Third Quarter Results; Best Q3 since 2014

MAUMEE, OHIO, November 2, 2021 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2021.

Third Quarter Highlights:

•Company reported net income attributable to The Andersons from continuing operations of $13.9 million, or $0.41 per diluted share, and adjusted net income from continuing operations of $5.2 million, or $0.15 per diluted share
•Adjusted EBITDA from continuing operations was $56.3 million for the quarter, an increase of $9.3 million, or 20%, year over year; trailing twelve month adjusted EBITDA from continuing operations of $294.0 million
•Trade reported all-time record earnings with pretax income of $42.0 million and adjusted pretax income of $27.6 million on continued merchandising opportunities and strong elevation margins
•Completed strategic sale of Rail leasing assets and used proceeds to reduce debt

"I'm pleased with our third quarter, particularly the record results of our Trade Group business. We benefited from outstanding execution by our team, strong demand, and relatively low grain stocks - including growth in new markets, such as renewable diesel and supply chain extensions with our new Swiss trading office. We continue to identify opportunities in these volatile markets and remain focused on an anticipated large 2021 harvest. Harvest in the corn belt is progressing and we are pleased that storage income has returned to the wheat and corn markets," said President and CEO Pat Bowe.

"Ethanol margins have strengthened through the fall maintenance season and U.S. stocks are low at this time. We are focused on risk management and effective hedging and continue to see strong returns from co-products, particularly distillers' corn oil," added Bowe. "We anticipate strong fourth quarter margins in Ethanol. Plant Nutrient followed up a great first half with a third quarter loss, which was in line with our expectations for this seasonal business. Fertilizer prices and farm income both remain high. We continue to receive good support from our suppliers in this time of tight stocks. Our teams are executing well and remain focused on customer needs and operational excellence."

"Lastly, I want to comment on the sale of our Rail leasing business that was announced on August 16," stated Bowe. "This strategic sale allowed us to strengthen our balance sheet and focus on investing in our core agriculture businesses. We completed the acquisition of Capstone Commodities on October 1 which helps to expand our supply chain presence to southwestern U.S. dairy customers. We continue to evaluate organic growth projects in grain, renewable fuels, and fertilizer as well as potential acquisitions and investments, with the goal of growing our ag supply chain and renewable fuels businesses while reducing our carbon footprint."

$ in millions, except per share amounts
	Q3 2021	Q3 2020	Variance	YTD 2021	YTD 2020	Variance
Pretax Income (Loss) Attributable to the Company[1,2]	$17.9	$(5.6)	$23.5	$85.0	$(30.1)	$115.1
Adjusted Pretax Income (Loss) Attributable to the Company[1,2]	6.3	(1.5)	7.8	74.1	(21.3)	95.4
Trade[1]	27.6	6.9	20.7	56.0	(0.4)	56.4
Ethanol	(3.6)	1.1	(4.7)	22.8	(22.0)	44.8
Plant Nutrient	(5.8)	(5.4)	(0.4)	26.7	12.8	13.9
Other[1]	(11.8)	(4.1)	(7.7)	(31.4)	(11.8)	(19.6)
Net Income (Loss) Attributable to the Company[2]	13.9	(1.5)	15.4	66.9	(11.5)	78.4
Adjusted Net Income (Loss) Attributable to the Company[1,2]	5.2	(2.9)	8.1	58.8	(19.6)	78.4
Diluted Earnings Per Share (EPS)[2]	0.41	(0.04)	0.45	1.99	(0.35)	2.34
Adjusted Diluted EPS[1,2]	0.15	(0.08)	0.23	1.75	(0.60)	2.35
EBITDA[1,2]	67.9	42.9	25.0	233.4	89.7	143.7
Adjusted EBITDA[1,2]	$56.3	$47.0	$9.3	$222.5	$98.6	$123.9
1 Non-GAAP financial measures; see appendix for explanations and reconciliations. 2 Measure represents only continuing operations of the Company.

Liquidity and Cash Management

"We generated cash flow from operations before working capital changes of $55.6 million for the third quarter and $237.7 million for the year to date," said Executive Vice President and CFO Brian Valentine. "This strong cash flow, combined with proceeds from the sale of assets, has enabled us to reduce long-term debt by over $300 million since the start of the year. We remain disciplined with capital allocation while ensuring that we are adequately maintaining our physical assets. Short-term borrowings at the end of the quarter have been significantly reduced to $281.2 million from the $915.2 million balance at the close of our first quarter, which is our typical seasonal high. We are now below our key target of 2.5x long-term debt to adjusted EBITDA and have capacity available for growth in our core agricultural businesses."

Readily marketable inventories of $700 million at September 30 are a significant increase from the prior year and reflects the overall inflation in commodity prices. The company invested $19.8 million on capital projects for its continuing operations in the quarter. The company expects to invest approximately $85 million in 2021 in its continuing operations. In addition, the company received proceeds of $543 million from the sale of its Rail leasing business and other assets. A portion of these proceeds were used to retire long-term debt and reduce outstanding short-term borrowings.

Third Quarter Segment Overview

Record Trade Results Driven by Elevation Margins and Merchandising Income Result in $20.7 Million Year-Over-Year Improvement

The Trade segment had record adjusted pretax income of $27.6 million for the quarter compared to adjusted pretax income of $6.9 million in the third quarter of 2020. The difference in reported and adjusted pretax income in both periods was attributable to stock compensation expense associated with the 2019 acquisition of Lansing Trade Group, as well as a gain on the sale of a grain asset location in 2021.

Strong elevation margins in Idaho and Louisiana grain assets led the significant quarter-over-quarter improvement. In addition, new merchandising businesses have added incremental gross profit and earnings. Good overall positioning, risk management, and execution has contributed to year-over-year improved performance.

Continued merchandising opportunities are expected throughout the fourth quarter. The harvest outlook remains strong despite delays caused by recent precipitation. A good third quarter wheat harvest accumulated more bushels than expected and an opportunity for storage income with carry in the wheat market. Relatively low stocks are expected to continue past harvest along with higher prices and strong elevation margins are expected to continue into 2022.

Trade’s third quarter adjusted EBITDA was $43.9 million, nearly double the third quarter 2020 adjusted EBITDA of $22.3 million.

Ethanol Records a Pretax Loss of $3.6 Million on Higher Corn Basis; Co-Product Values and Trading Remain Strong

The Ethanol segment reported a pretax loss attributable to the company of $3.6 million in the third quarter compared to the pretax income attributable to the company of $1.1 million it realized in the same period in 2020.

The quarter-over-quarter decline was driven by higher corn basis at all five ethanol plants eroding any board crush margins. Partially offsetting the ethanol margin decline was increased high-protein feed values and continuing corn oil strength. Profitable third-party trading of ethanol, feed ingredients, and vegetable oil exceeded last year's third quarter. Stocks of ethanol are at very low levels leading to ethanol board crush margins that are positive into the first quarter and despite a projected seasonal slowdown in gasoline demand. Industry production increases are expected in response.

Sales volumes for ethanol, corn oil, and feed ingredients were up, driven by higher production and additional third-party sales from the trading business. Hedges on forward ethanol production are in place for a portion of expected production.

Ethanol recorded EBITDA of $19.2 million in the third quarter of 2021, down $5.2 million from 2020 third quarter EBITDA of $24.4 million.

Plant Nutrient Results Nominally Lower than 2020

The Plant Nutrient segment posted a pretax loss of $5.8 million, compared to the pretax loss of $5.4 million last year. Gross profit for the group was up $1.4 million from good demand and strong margins in our agricultural product lines resulting from continued strength in both fertilizer prices and farmer income. High raw material costs and plant labor challenges lowered results for our turf and specialty products. Plant Nutrient’s EBITDA was $1.8 million compared to 2020 third quarter EBITDA of $2.2 million.

Income Taxes; Corporate

The company has recorded income taxes from continuing operations at an effective rate of 24.7% for the third quarter and anticipates a full year effective rate of approximately 22%-25%.

Increases in corporate expense are due to variable incentive compensation and stranded costs from the sale of our Rail leasing business.

Conference Call

The company will host a webcast on Wednesday, November 3, 2021, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its updated outlook for 2021 and preliminary views for 2022. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 5175137). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://edge.media-server.com/mmc/p/k9hpyhef. Complete the four fields as directed and click "Submit." A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the COVID-19 pandemic, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that adjusted pretax income (loss) from continuing operations, pretax income (loss) attributable to the company from continuing operations, adjusted pretax income (loss) attributable to the company from continuing operations, adjusted net income attributable to the company from continuing operations, adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity merchandising, biofuels, and plant nutrient sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities, and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Sales and merchandising revenues	$2,998,824	$1,885,586	$8,829,348	$5,556,317
Cost of sales and merchandising revenues	2,876,989	1,792,349	8,430,665	5,314,101
Gross profit	121,835	93,237	398,683	242,216
Operating, administrative and general expenses	110,275	92,610	312,833	277,363
Interest expense, net	8,799	6,853	28,848	25,951
Other income, net:
Equity in earnings (losses) of affiliates, net	(250)	20	2,389	228
Other income, net	13,806	3,846	24,743	10,154
Income (loss) before income taxes from continuing operations	16,317	(2,360)	84,134	(50,716)
Income tax provision (benefit) from continuing operations	4,027	(4,148)	18,065	(18,628)
Net income (loss) from continuing operations	12,290	1,788	66,069	(32,088)
Income (loss) from discontinued operations, net of income taxes	1,846	427	7,453	3,224
Net income (loss)	14,136	2,215	73,522	(28,864)
Net income (loss) attributable to noncontrolling interests	(1,602)	3,273	(822)	(20,583)
Net income (loss) attributable to The Andersons, Inc.	$15,738	$(1,058)	$74,344	$(8,281)

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$0.42	$(0.04)	$2.01	$(0.35)
Discontinued operations	0.06	0.01	0.22	0.10
	$0.48	$(0.03)	$2.23	$(0.25)
Diluted earnings (loss):
Continuing operations	$0.41	$(0.04)	$1.99	$(0.35)
Discontinued operations	0.05	0.01	0.22	0.10
	$0.46	$(0.03)	$2.21	$(0.25)

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Current assets:
Cash and cash equivalents	$216,874	$29,123	$13,693
Accounts receivable, net	735,349	641,326	509,964
Inventories	1,017,804	1,293,066	747,588
Commodity derivative assets – current	409,647	320,706	140,065
Current assets held-for-sale	26,561	32,659	45,132
Other current assets	92,159	99,529	83,807
Total current assets	2,498,394	2,416,409	1,540,249
Other assets:
Goodwill	129,342	131,542	131,542
Other intangible assets, net	118,690	140,084	148,846
Right of use assets, net	50,270	33,387	33,547
Other assets held-for-sale	38,863	643,474	642,538
Other assets, net	74,923	46,914	44,738
Total other assets	412,088	995,401	1,001,211
Property, plant and equipment, net	797,660	860,311	870,151
Total assets	$3,708,142	$4,272,121	$3,411,611

Liabilities and equity
Current liabilities:
Short-term debt	$281,199	$403,703	$100,405
Trade and other payables	825,923	954,809	635,206
Customer prepayments and deferred revenue	147,225	178,226	47,906
Commodity derivative liabilities – current	78,702	146,990	79,159
Current maturities of long-term debt	106,255	69,366	62,499
Accrued taxes	97,215	17,465	15,178
Current liabilities held-for-sale	13,427	25,277	27,996
Accrued expenses and other current liabilities	173,215	135,846	128,187
Total current liabilities	1,723,161	1,931,682	1,096,536
Long-term lease liabilities	31,332	19,835	19,216
Long-term debt, less current maturities	542,821	886,453	717,198
Deferred income taxes	79,636	170,147	163,454
Other long-term liabilities held-for-sale	13,592	48,096	221,334
Other long-term liabilities	81,587	55,248	56,646
Total liabilities	2,472,129	3,111,461	2,274,384
Total equity	1,236,013	1,160,660	1,137,227
Total liabilities and equity	$3,708,142	$4,272,121	$3,411,611

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2021	2020
Operating Activities
Net income (loss) from continuing operations	$66,069	$(32,088)
Income from discontinued operations, net of income taxes	7,453	3,224
Net income (loss)	73,522	(28,864)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	142,137	141,167
Bad debt (recovery) expense, net	(2,182)	8,049
Equity in earnings of affiliates, net of dividends	(2,389)	(228)
Gain on sale of business from continuing operations	(14,619)	—
Loss on sale of business from discontinued operations	1,491	—
Gain on sales of assets, net	(6,505)	(1,037)
Stock-based compensation expense	6,727	7,742
Deferred federal income tax	(93,725)	21,917
Inventory write down	3,399	10,933
Other	7,005	4,141
Changes in operating assets and liabilities:
Accounts receivable	(89,902)	(1,952)
Inventories	266,865	400,262
Commodity derivatives	(158,741)	(2,574)
Other assets	(3,357)	(34,343)
Payables and other accrued expenses	(10,659)	(329,422)
Net cash provided by operating activities	119,067	195,791
Investing Activities
Purchases of property, plant and equipment and capitalized software	(52,730)	(59,414)
Proceeds from sale of assets	3,999	8,121
Purchases of investments	(5,993)	(2,849)
Proceeds from sale of business from continuing operations	18,130	2,467
Proceeds from sale of business from discontinued operations	543,102	—
Purchases of Rail assets	(6,039)	(26,258)
Proceeds from sale of Rail assets	18,705	7,774
Other	349	—
Net cash provided by (used in) investing activities	519,523	(70,159)
Financing Activities
Net payments under lines of credit	(324,279)	(44,183)
Proceeds from issuance of short-term debt	608,250	—
Payments of short-term debt	(408,250)	—
Proceeds from issuance of long-term debt	186,800	213,906
Payments of long-term debt	(485,527)	(310,694)
Contributions from noncontrolling interest owner	4,655	6,493
Distributions to noncontrolling interest owner	(25)	(10,322)
Payments of debt issuance costs	(2,059)	(250)
Dividends paid	(17,503)	(17,234)
Other	(12,709)	(4,143)
Net cash used in financing activities	(450,647)	(166,427)
Effect of exchange rates on cash and cash equivalents	(192)	(407)
Increase (decrease) in cash and cash equivalents	187,751	(41,202)
Cash and cash equivalents at beginning of period	29,123	54,895
Cash and cash equivalents at end of period	$216,874	$13,693

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net income (loss) from continuing operations	$12,290	$1,788	$66,069	$(32,088)
Net income (loss) attributable to noncontrolling interests	(1,602)	3,273	(822)	(20,583)
Net income (loss) from continuing operations attributable to The Andersons, Inc.	13,892	(1,485)	66,891	(11,505)
Items impacting other income, net of tax:
Transaction related stock compensation	243	912	1,000	3,260
Gain on sale of a business	(14,619)	—	(14,619)	—
Loss on cost method investment	2,784	—	2,784	—
Severance costs	—	3,222	—	5,563
Income tax impact of adjustments (a)	2,898	(5,511)	2,709	(16,962)
Total adjusting items, net of tax	(8,694)	(1,377)	(8,126)	(8,139)
Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc.	$5,198	$(2,862)	$58,765	$(19,644)

Diluted earnings (loss) from continuing operations attributable to The Andersons, Inc. common shareholders	$0.41	$(0.04)	$1.99	$(0.35)

Impact on diluted earnings (loss) per share from continuing operations	$(0.26)	$(0.04)	$(0.24)	$(0.25)
Adjusted diluted earnings (loss) from continuing operations per share	$0.15	$(0.08)	$1.75	$(0.60)
(a) Prior year income tax adjustments include $(4.5) million and $(14.8) million due to CARES Act benefits for the quarter and year ended September 30, 2020, respectively.

Adjusted net income (loss) from continuing operations attributable to the Andersons, Inc. reflects reported net income (loss) from continuing operations available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Other	Total
Three months ended September 30, 2021
Sales and merchandising revenues	$2,242,131	$614,637	$142,056	$—	$2,998,824
Gross profit	98,196	5,751	17,888	—	121,835
Operating, administrative and general expenses	67,590	10,014	22,883	9,788	110,275
Other income (loss), net	16,886	683	309	(4,072)	13,806
Income (loss) before income taxes from continuing operations	41,999	(5,238)	(5,832)	(14,612)	16,317
Income (loss) attributable to noncontrolling interests	—	(1,602)	—	—	(1,602)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$41,999	$(3,636)	$(5,832)	$(14,612)	$17,919
Adjustments to income (loss) before income taxes from continuing operations (b)	(14,376)	—	—	2,784	(11,592)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$27,623	$(3,636)	$(5,832)	$(11,828)	$6,327

Three months ended September 30, 2020
Sales and merchandising revenues	$1,432,922	$349,957	$102,707	$—	$1,885,586
Gross profit	65,572	11,169	16,496	—	93,237
Operating, administrative and general expenses	58,385	5,650	21,175	7,400	92,610
Other income (loss), net	3,114	553	579	(400)	3,846
Income (loss) before income taxes from continuing operations	5,941	4,421	(5,387)	(7,335)	(2,360)
Income (loss) attributable to noncontrolling interests	—	3,273	—	—	3,273
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$5,941	$1,148	$(5,387)	$(7,335)	$(5,633)
Adjustments to income (loss) before income taxes from continuing operations (b)	912	—	—	3,222	4,134
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$6,853	$1,148	$(5,387)	$(4,113)	$(1,499)
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Other	Total
Nine months ended September 30, 2021
Sales and merchandising revenues	$6,522,508	$1,674,123	$632,717	$—	$8,829,348
Gross profit	248,584	48,950	101,149	—	398,683
Operating, administrative and general expenses	186,035	23,247	72,850	30,701	312,833
Other income (loss), net	24,439	2,048	1,745	(3,489)	24,743
Income (loss) before income taxes from continuing operations	69,631	21,999	26,686	(34,182)	84,134
Income (loss) attributable to noncontrolling interests	—	(822)	—	—	(822)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$69,631	$22,821	$26,686	$(34,182)	$84,956
Adjustments to income (loss) before income taxes from continuing operations (b)	(13,619)	—	—	2,784	(10,835)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$56,012	$22,821	$26,686	$(31,398)	$74,121

Nine months ended September 30, 2020
Sales and merchandising revenues	$4,162,130	$886,742	$507,445	$—	$5,556,317
Gross profit	187,420	(20,829)	75,625	—	242,216
Operating, administrative and general expenses	181,539	17,271	59,197	19,356	277,363
Other income (loss), net	6,865	1,465	935	889	10,154
Income (loss) before income taxes from continuing operations	(3,650)	(42,543)	12,828	(17,351)	(50,716)
Income (loss) attributable to noncontrolling interests	—	(20,583)	—	—	(20,583)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$(3,650)	$(21,960)	$12,828	$(17,351)	$(30,133)
Adjustments to income (loss) before income taxes from continuing operations (b)	3,260	—	—	5,563	8,823
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$(390)	$(21,960)	$12,828	$(11,788)	$(21,310)
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Ethanol	Plant Nutrient	Other	Total	Rail
Three months ended September 30, 2021
Net income (loss)	$41,999	$(5,238)	$(5,832)	$(18,639)	$12,290	$1,846	$14,136
Interest expense (income)	5,243	1,658	1,146	752	8,799	2,139	10,938
Tax provision (benefit)	—	—	—	4,027	4,027	(2,777)	1,250
Depreciation and amortization	11,037	22,811	6,508	2,455	42,811	4,172	46,983
EBITDA	58,279	19,231	1,822	(11,405)	67,927	5,380	73,307
Adjusting items impacting EBITDA:
Transaction related stock compensation	243	—	—	—	243	—	243
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Loss on cost method investment	—	—	—	2,784	2,784	—	2,784
Total adjusting items	(14,376)	—	—	2,784	(11,592)	—	(11,592)
Adjusted EBITDA	$43,903	$19,231	$1,822	$(8,621)	$56,335	$5,380	$61,715

Three months ended September 30, 2020
Net income (loss)	$5,941	$4,421	$(5,387)	$(3,187)	$1,788	$427	$2,215
Interest expense (income)	4,380	1,651	1,287	(465)	6,853	3,716	10,569
Tax provision (benefit)	—	—	—	(4,148)	(4,148)	(566)	(4,714)
Depreciation and amortization	11,079	18,282	6,316	2,710	38,387	8,882	47,269
EBITDA	21,400	24,354	2,216	(5,090)	42,880	12,459	55,339
Adjusting items impacting EBITDA:
Transaction related stock compensation	912	—	—	—	912	—	912
Severance costs	—	—	—	3,222	3,222	—	3,222
Total adjusting items	912	—	—	3,222	4,134	—	4,134
Adjusted EBITDA	$22,312	$24,354	$2,216	$(1,868)	$47,014	$12,459	$59,473

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Ethanol	Plant Nutrient	Other	Total	Rail
Nine months ended September 30, 2021
Net income (loss)	$69,631	$21,999	$26,686	$(52,247)	$66,069	$7,453	$73,522
Interest expense (income)	19,746	5,752	3,358	(8)	28,848	8,714	37,562
Tax provision (benefit)	—	—	—	18,065	18,065	(428)	17,637
Depreciation and amortization	33,317	60,608	19,345	7,107	120,377	21,760	142,137
EBITDA	122,694	88,359	49,389	(27,083)	233,359	37,499	270,858
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,000	—	—	—	1,000	—	1,000
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Loss on cost method investment	—	—	—	2,784	2,784	—	2,784
Total adjusting items	(13,619)	—	—	2,784	(10,835)	—	(10,835)
Adjusted EBITDA	$109,075	$88,359	$49,389	$(24,299)	$222,524	$37,499	$260,023

Nine months ended September 30, 2020
Net income (loss)	$(3,650)	$(42,543)	$12,828	$1,277	$(32,088)	$3,224	$(28,864)
Interest expense (income)	16,624	5,908	4,535	(1,116)	25,951	12,032	37,983
Tax provision (benefit)	—	—	—	(18,628)	(18,628)	250	(18,378)
Depreciation and amortization	33,478	53,786	19,021	8,212	114,497	26,670	141,167
EBITDA	46,452	17,151	36,384	(10,255)	89,732	42,176	131,908
Adjusting items impacting EBITDA:
Transaction related stock compensation	3,260	—	—	—	3,260	—	3,260
Severance costs	—	—	—	5,563	5,563	—	5,563
Total adjusting items	3,260	—	—	5,563	8,823	—	8,823
Adjusted EBITDA	$49,712	$17,151	$36,384	$(4,692)	$98,555	$42,176	$140,731

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended September 30, 2021
(in thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Net income (loss) from continuing operations	$15,917	$9,755	$44,024	$12,290	$81,986
Interest expense (income)	7,833	9,989	10,060	8,799	36,681
Tax provision (benefit)	7,718	4,361	9,677	4,027	25,783
Depreciation and amortization	38,568	38,617	38,949	42,811	158,945
EBITDA	70,036	62,722	102,710	67,927	303,395
Adjusting items impacting EBITDA:
Transaction related stock compensation	946	483	274	243	1,946
Gain on sale of a business	—	—	—	(14,619)	(14,619)
Loss from cost method investment	—	—	—	2,784	2,784
Severance costs	528	—	—	—	528
Total adjusting items	1,474	483	274	(11,592)	(9,361)
Adjusted EBITDA	$71,510	$63,205	$102,984	$56,335	$294,034

	Three Months Ended,				Twelve months ended September 30, 2020
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Net income (loss) from continuing operations	$1,206	$(44,166)	$10,290	$1,788	$(30,882)
Interest expense (income)	9,663	11,104	7,994	6,853	35,614
Tax provision (benefit)	13,593	(9,416)	(5,064)	(4,148)	(5,035)
Depreciation and amortization	39,025	37,982	38,128	38,387	153,522
EBITDA	63,487	(4,496)	51,348	42,880	153,219
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,998	1,331	1,017	912	5,258
Acquisition costs	2,158	—	—	—	2,158
Asset impairments including equity method investments	43,097	—	—	—	43,097
Loss from remeasurement of equity method investment	(36,287)	—	—	—	(36,287)
Gain on sales of assets	(8,646)	—	—	—	(8,646)
Severance costs	—	—	2,341	3,222	5,563
Total adjusting items	2,320	1,331	3,358	4,134	11,143
Adjusted EBITDA	$65,807	$(3,165)	$54,706	$47,014	$164,362

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Cash provided by (used in) operating activities	$364,561	$50,280	$119,067	$195,791
Changes in operating assets and liabilities
Accounts receivable	(31,564)	7,229	(89,902)	(1,952)
Inventories	(123,641)	(136,689)	266,865	400,262
Commodity derivatives	91,950	(17,554)	(158,741)	(2,574)
Other assets	(38,925)	(9,559)	(3,357)	(34,343)
Payables and other accrued expenses	506,224	152,202	(10,659)	(329,422)
Total changes in operating assets and liabilities	404,044	(4,371)	4,206	31,971
Adjusting items impacting cash from operations before working capital changes:
Changes in CARES Act tax refund receivable	—	(1,870)	27,697	(37,564)
Changes in deferred income taxes as a result of the Rail leasing sale	95,097	—	95,097	—
Cash from operations before working capital changes	$55,614	$52,781	$237,655	$126,256

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.